UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (date of earliest event reported): September 21, 2006

COMMUNITY BANCORP

(Exact name of registrant as specified in its charter)

Nevada	Commission File Number:	01-0668846
(State of other jurisdiction of Incorporation or organization	000-51044	(I.R.S. Employer Identification No.)

400 South 4th Street, Suite 215, Las Vegas, Nevada 89101

(Address of principal executive offices)

(702) 878-0700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On September 21, 2006, Community Bancorp (the “Company”) completed a private placement of $50,000,000 of trust preferred securities (the “Securities”) through Community Bancorp (NV) Statutory Trust III (the “Trust”), a statutory trust formed by the Company for that purpose.

In connection with this issuance, the Company entered into an Amended and Restated Declaration of Trust, dated September 21, 2006, among the Company; Wilmington Trust Company; and the administrators named therein, pursuant to which the Securities were issued. The Securities require quarterly distributions with $25 million bearing interest at a fixed rate of 6.78% for the first five years and floating thereafter at the three-month LIBOR plus 1.60% and $25 million bearing interest at a floating rate of the three-month LIBOR plus 1.60% per annum, which will reset quarterly to the then three-month LIBOR plus 1.60% per annum. The Securities mature in thirty years and are redeemable, in whole or in part, without penalty, at the option of the Company after five years on any coupon date.

The proceeds from the sale of the Securities were used by the Trust to purchase $50,000,000 in aggregate principal amount from the Company’s fixed/floating rate junior deferrable interest debentures (the “Debentures”) due in 2036.

The Debentures were issued pursuant to an Indenture (the “Indenture”), dated September 21, 2006, by and between the Company and Wilmington Trust Company, as trustee. The Debentures bear interest similar to the Securities with $25 million bearing interest at a fixed rate of 6.78% for the first five years and floating thereafter at the three-month LIBOR plus 1.60% and $25 million bearing interest at a floating rate of the three-month LIBOR plus 1.60% per annum, which will reset quarterly to the then three-month LIBOR plus 1.60% per annum. The Debentures are redeemable, in whole or in part, without penalty, at the option of the Company after five years. The interest payments on the Debentures made by the Company will be used to pay the quarterly distributions payable by the Trust to the holders of the Securities.

The Company also entered into a guarantee agreement providing for the limited guarantee of certain payments by the Trust.

A copy of the press release announcing the issuance of the Securities, dated September 26, 2006, is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See the description contained in Item 1.01 above, which is incorporated by reference herein.

Item 9.01 Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	The following exhibits are included with this Report:

4.1	Amended and Restated Declaration of Trust, dated as of September 21, 2006

4.2	Indenture, dated as of September 21, 2006

99.1	Press Release dated September 26, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Community Bancorp

Date: September 27, 2006	By:	/s/ Edward M. Jamison
Edward M. Jamison
President and Chief Executive Officer